EXHIBIT 23(a)


                      CONSENT OF COOPERS & LYBRAND L.L.P.


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                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of The Scotts Company on Form S-8 (File No. 333-_______) of our report dated November 15, 1995 on our audits of the consolidated financial statements and our report dated November 15, 1995 on our audits of the financial statement schedules of The Scotts Company as of September 30, 1994 and 1995 and for the three years ended September 30, 1993, 1994 and 1995, as included in the Company's Form 10-K/A for the year ended September 30, 1995.


                                    COOPERS & LYBRAND L.L.P.

Columbus, Ohio
June 14, 1996